Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

November 7, 2022

Cognition Therapeutics, Inc.

2500 Westchester Ave.

Purchase, NY 10577

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cognition Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to 5,586,592 shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2022 (the “Registration Statement”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including, but not limited to, (a) the Registration Statement and the prospectus included in the Registration Statement (the “Prospectus”), (b) the Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, opinions and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and assumed that the Shares will be sold at a price and on terms established by the Board of Directors of the Company or a duly authorized committee thereof. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to General Corporation Law of the State of Delaware (the “Corporation Act”), and we express no opinion with respect to any other laws.

Cognition Therapeutics, Inc. November 7, 2022 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Corporation Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.”

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP